As filed with the Securities and Exchange Commission on August 1, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MAP PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-0507047
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2400 Bayshore Parkway, Suite 200

Mountain View, CA 94043

(415) 344-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy S. Nelson

President and Chief Executive Officer

MAP Pharmaceuticals, Inc.

2400 Bayshore Parkway, Suite 200

Mountain View, California 94043

(650) 386-3100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Patrick A. Pohlen, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-164894

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	$9,995,000.00	$1,145.43(1)

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. This registration statement registers an indeterminate number of shares of common stock that the registrant may sell from time to time. The registrant previously registered securities at an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-164894), which was filed with the Securities and Exchange Commission on February 12, 2010 and amended by Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on March 9, 2010. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of common stock having a proposed maximum aggregate offering price of $9,995,000.00 is hereby registered, which includes shares issuable upon exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.01 per share, of MAP Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement includes the registration statement facing page, this page, the signature page, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent, and the consent of the Company’s independent registered public accounting firm. This registration statement relates to the Company’s registration statement on Form S-3, as amended (File No. 333-164894), initially filed by the Company on February 12, 2010 and declared effective by the Securities and Exchange Commission (the “Commission”) on April 16, 2010. The Company is filing this registration statement for the sole purpose of increasing the proposed maximum aggregate offering price from the $100,000,000 registered in the original registration statement by $9,995,000. Pursuant to Form S-3, the contents of the registration statement on Form S-3, as amended (File No. 333-164894), including the exhibits and the power of attorney thereto, are incorporated by reference into this registration statement.

UNDERTAKING

The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth in the cover page of this registration statement by wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business on August 1, 2012); (ii) it will not revoke such instruction; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm receipt of such instructions by its bank during the bank’s regular business hours no later than August 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 1st day of August, 2012.

MAP PHARMACEUTICALS, INC.

By:	/s/ Timothy S. Nelson
Timothy S. Nelson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY S. NELSON TIMOTHY S. NELSON	President and Chief Executive Officer, Director (Principal Executive Officer)	August 1, 2012

/s/ CHRISTOPHER Y. CHAI CHRISTOPHER Y. CHAI	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 1, 2012

* SCOTT R. WARD	Chairman of the Board of Directors	August 1, 2012

* THOMAS A. ARMER, PH. D.	Director	August 1, 2012

* GERRI A. HENWOOD	Director	August 1, 2012

* BERNARD J. KELLEY	Director	August 1, 2012

* MATTHEW V. MCPHERRON	Director	August 1, 2012

W.J. O’SHEA	Director

* H. WARD WOLFF	Director	August 1, 2012

*By:	/s/ TIMOTHY S. NELSON
TIMOTHY S. NELSON Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1	Form of Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 to the Form S-3 of the Registrant, File No. 333-164894).

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (incorporated by reference to the signature page included with the Registration Statement on Form S-3 of the Registrant, File No. 333-164894).